Exhibit 99.2

DARLING INGREDIENTS INC. ANNOUNCES CASH TENDER OFFER

BY DARLING GLOBAL FINANCE B.V.

FOR ANY AND ALL 4.75% SENIOR NOTES DUE 2022

IRVING, Texas, April 23, 2018 — Darling Ingredients Inc. (NYSE: DAR) (“Darling” or the “Company”) today announced that Darling Global Finance B.V. (“DG Finance”), an indirect, wholly-owned subsidiary of the Company incorporated under the laws of The Netherlands, has commenced a cash tender offer (the “Tender Offer”) for any and all of DG Finance’s outstanding 4.75% Senior Notes due 2022 (the “Notes”). The Tender Offer is being made on the terms and subject to the conditions set forth in the offer to purchase dated April 23, 2018 (as it may be amended or supplemented, the “Offer to Purchase”) and the related notice of guaranteed delivery (as it may be amended or supplemented, the “Notice of Guaranteed Delivery”).

The Tender Offer will expire at 3:00 p.m., London time (10:00 a.m., New York City time), on May 2, 2018, unless extended (such time and date, as the same may be extended, the “Expiration Time”) or otherwise terminated as described in the Offer to Purchase. Holders (as defined in the Offer to Purchase) of Notes who validly tender (and do not validly withdraw) their Notes in the Tender Offer at or prior to the Expiration Time, or who deliver to Lucid Issuer Services Limited (“Lucid”) a properly completed and duly executed Notice of Guaranteed Delivery at or prior to the Expiration Time, and tender their Notes at or prior to the Notice of Guaranteed Delivery Date (as defined in the Offer to Purchase), in accordance with the instructions set forth in the Offer to Purchase, will receive in cash €1,027.45 per €1,000 principal amount of Notes (the “Purchase Price”) validly tendered and accepted for purchase pursuant to the Tender Offer, plus accrued and unpaid interest (“Accrued Interest”) from the last interest payment date for the Notes to, but excluding, the settlement date, which is expected to be May 3, 2018 (the “Settlement Date”). With respect to Notes tendered and accepted for purchase, if any, pursuant to the guaranteed delivery procedures described in the Offer to Purchase, the Holders thereof will receive payment of the Purchase Price for such Notes, plus Accrued Interest to, but excluding, the Settlement Date, on the Guaranteed Delivery Settlement Date (as defined in the Offer to Purchase), which is expected to be May 8, 2018. For the avoidance of doubt, Accrued Interest will cease to accrue on the Settlement Date for all Notes accepted for purchase pursuant to the Tender Offer, including those tendered pursuant to the guaranteed delivery procedures. DG Finance plans to redeem any Notes that remain outstanding after the completion of the Tender Offer. This announcement does not constitute a notice of redemption or an obligation to issue a notice of redemption.

The following table sets forth the material pricing terms of the Tender Offer:

Title of Security	Common Codes/ISINs	Principal Amount Outstanding	Purchase Price
4.75% Senior Notes due 2022	144A (Common Code/ISIN):124098645/XS1240986452 Regulation S (Common Code/ISIN):124098475/XS1240984754	€515,000,000	€1,027.45(*)

*	Per €1,000 principal amount of Notes.

Tendered Notes may be validly withdrawn from the Tender Offer at any time (i) at or prior to the earlier of (x) 3:00 p.m., London time (10:00 a.m., New York City time), on May 2, 2018, unless the Tender Offer is extended, and (y) in the event that the Tender Offer is extended, the tenth business day after commencement of the Tender Offer, and (ii) after the 60th business day after commencement of the Tender Offer if for any reason the Tender Offer has not been consummated within 60 business days of the commencement of the Tender Offer. The Tender Offer is subject to the satisfaction or waiver by DG Finance of a number of conditions as set forth in the Offer to Purchase, including the completion by DG Finance of a proposed debt financing on terms reasonably satisfactory to DG Finance, in its sole discretion and subject to applicable law (the “Debt Financing”), generating net proceeds in an amount that, together with borrowings under Darling’s revolving credit facility, is sufficient to effect the repurchase of the Notes validly tendered and accepted for purchase pursuant to the Tender Offer, including the payment of any Accrued Interest and costs and expenses incurred in connection therewith. DG Finance may amend, extend or terminate the Tender Offer in its sole discretion and subject to applicable law.

DG Finance has retained BNP Paribas to serve as dealer manager for the Tender Offer. DG Finance has appointed Lucid to serve as the tender and information agent for the Tender Offer.

For additional information regarding the terms of the Tender Offer, please contact BNP Paribas at +44 207 595 8668. Questions regarding the Tender Offer should be directed to Lucid at +44 20 7704 0880 or email darling@lucid-is.com. Documents for the Tender Offer, including the Offer to Purchase and Notice of Guaranteed Delivery, are available at www.lucid-is.com/darling, and may also be obtained by contacting Lucid by telephone.

None of DG Finance or its directors, the dealer manager, Lucid or the trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of Notes to tender.

This announcement is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell securities. The Tender Offer is being made solely by means of the Offer to Purchase and the Notice of Guaranteed Delivery. In those jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made on behalf of DG Finance by a licensed broker or dealer, the Tender Offer will be deemed to be made by the dealer manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction. This announcement does not constitute an offer to sell or a solicitation of an offer to buy any securities or other financial instruments that may be issued or otherwise incurred in connection with the Debt Financing.

About Darling

Darling Ingredients Inc. is a global developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, creating a wide range of ingredients and customized specialty solutions for customers in the pharmaceutical, food, pet food, feed, industrial, fuel, bioenergy and fertilizer industries. With operations in over 200 locations across five continents, the Company collects and transforms all aspects of animal by-product streams into useable and specialty ingredients, such as gelatin, edible fats, feed-grade fats, animal proteins and meals, plasma, pet food ingredients, organic fertilizers, yellow grease, fuel feedstocks, green energy, natural casings and hides. The Company also recovers and converts recycled oils (used cooking oil and animal fats) into valuable feed and fuel ingredients and collects and processes residual bakery products into feed ingredients. In addition, the Company provides environmental services, such as grease trap collection and disposal services to food service establishments and disposal services for waste solids from the wastewater treatment systems of industrial food processing plants.

Cautionary Statements Regarding Forward-Looking Information:

This announcement contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc., including its Diamond Green Diesel joint venture, and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” “assumption,” and other words referring to events that may occur in the future. These statements reflect the Company’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company’s direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company’s indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the Renewable Fuel Standards Program, low carbon fuel standards and tax credits for biofuels both in the United States and abroad;

possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations affecting the industries in which the Company operates or its value added products (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations); risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between the Company and Valero Energy Corporation, including possible unanticipated operating disruptions and issues related to the announced expansion project; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. Other risks and uncertainties regarding the Company, its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of changes in circumstances, new events or otherwise.